NUMBER 09	600,000 WARRANTS
Each Warrant Exercisable for One Share of Common Stock

SEQUIAM CORPORATION a California corporation
see reverse for certain definitions
COMMON STOCK PURCHASE WARRANTS

This Certifies that for value received, Lee Harrison Corbin, Attorney-in-Fact for the Trust Under the Will of John Svenningsen, the registered holder (“Holder”),

is entitled to purchase from Sequiam Corporation, a California corporation (the "Company"), one share of Common Stock in the Company for each Warrant represented by this certificate, at any time during the “Exercise Period” (as hereinafter defined) at a purchase price (the "Exercise Price") equal to $0.33. As used herein, the "Exercise Period" shall mean the period beginning on March 24, 2005, and expiring on March 24, 2010. Holder will not have any rights or privileges of stockholders of the Company pursuant to the Warrants prior to exercise of the Warrants. The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof fully executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of the Warrant Price shall be made at the option of the Holder in cash or by certified check or bank draft. Upon any partial exercise of the Warrants evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the Warrants evidenced hereby that shall not have been exercised. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is on such books, the Company may treat the Holder as the owner for all purposes.

This warrant is issued pursuant to an assignment by Constellation Biometrics Corporation of all of its right, title and interest in and to a warrant for like number of shares with an exercise price of $0.33 per share issuable to Constellation on March 24, 2005. The exercise price was reduced to $0.14 per share effective May 19, 2005.

Dated: March 24, 2005	SEQUIAM CORPORATION, a California corporation

Mark Mroczkowski, Secretary	Nicholas VandenBrekel, Chief Executive Officer

SEE LEGEND ON REVERSE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE LAWS, OR VALID EXCEPTION THERETO, (ii) TO THE EXTENT APPLICABLE, IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT (OR ANY SIMILAR RULE UNDER THE 1933 ACT RELATING TO THE DISPOSITION OF SECURITIES), AND (iii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE LAW IS AVAILABLE AND SUCH TRANSFER IS MADE IN ACCORDANCE WITH RULE 144.

ELECTION TO PURCHASE

The undersigned hereby elects irrevocably to exercise _______ of the within Warrant(s) and hereby makes payment of $_________ in payment of the Exercise Price pursuant hereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

Dated: ________________, 20 ______  Signature: _____________________________________________

INSTRUCTIONS FOR REGISTRATION OF SHARES

Name (print) __________________________________________________________________

Address (print) ________________________________________________________________

ASSIGNMENT

FOR VALUE RECEIVED, ____________________________________ does hereby sell, assign and transfer unto ____________________________________________, __________________ Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer such right on the books of Sequiam Corporation, with full power of substitution on the premises.

Dated: ________________, 20 ______  Signature: _____________________________________________

Notice: The signature of Election to Purchase or Assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.